Exhibit 99.7

If you choose to participate in the Election, please return this entire page—do not cut or tear

Sears, Roebuck and Co. Common Stock Election Form
Please refer to the enclosed instructions and the joint proxy statement-prospectus for an explanation of the terms of the election.
This election expires at 5 p.m. New York City Time on March XX, 2005.

1.     HOLDINGS

A.	Number of shares of Sears Common Stock ("Sears shares") you hold in certificate form:	500.0000
B.	Number of Sears shares you hold in book-entry form:	0.0000
C.	Total number of Sears shares you own in this account:	500.0000

2.     SURRENDERING SHARES YOU HOLD IN CERTIFICATE FORM

  Explanation for columns appearing below.

A.
Listing of the certificate number(s) of Sears stock certificate(s) you own.

B.
Number of Sears shares represented by your stock certificate(s).

C.
Mark the box(es) corresponding with the certificate number(s) you are enclosing to surrender.

D.
If some or all of the certificates you wish to surrender have been lost, stolen or destroyed, read "Instructions Regarding Missing Certificates" and complete Box A on the reverse side, and mark the Box(es) under Column D below to indicate which certificates are lost. Please remember to include a check or money order made payable to EquiServe as described under "Instructions Regarding Missing Certificates."

A. Certificate Number(s)	B. Shares	C. I wish to surrender and have enclosed this certificate	D. I wish to surrender this certificate, but I am unable to locate it.
393151	8	☐	☐
381102	100	☐	☐
381103	100	☐	☐
381104	100	☐	☐
248932	192	☐	☐
3000900011100002094667300000005000000513

3.     ELECTION CHOICES: Choose ONE of the following options (A, B, or C). See Instruction 1. Your election choice may be subject to proration—see the joint proxy statement-prospectus.

A.	☐	Mark this box to elect STOCK consideration for ALL of your Sears shares (0.5 of a share of Sears Holding Corporation).
OR
B.	☐	Mark this box to elect CASH consideration for ALL of your Sears shares ($50.00 in cash for each Sears share).
OR
C.	☐	Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.
	Full Shares		Fractional Shares
STOCK Consideration:	☐☐☐☐☐☐☐☐	.	☐☐☐☐
CASH Consideration:	☐☐☐☐☐☐☐☐	..	☐☐☐☐
4.	☐	Mark this box if you have special issuance and payment or special delivery instructions, and complete the appropriate box on the reverse side of this Election Form.

000000000121 [Name] [Address]	Exchange Agent Account #:
	Signature of Owner	Date

	Signature of Co-owner, if any	Date
All registered owners, as shown on the left, must sign

By signing this form above, you agree to the terms and conditions set forth on the reverse side and you hereby withdraw any previously submitted notice of dissent and waive any dissenter's rights with respect to the shares listed above.

Sears, Roebuck and Co. Common Stock Election Form
Please refer to the enclosed instructions and the joint proxy statement-prospectus for an explanation of the terms of the election.
This election expires at 5 p.m. New York City Time on March XX, 2005.

1.     HOLDINGS

A.	Number of shares of Sears Common Stock ("Sears shares") you hold in certificate form:	0.0000
B.	Number of Sears shares you hold in book-entry form:	172.2520
C.	Total number of Sears shares you own in this account:	172.2520

2.     SURRENDERING SHARES YOU HOLD IN CERTIFICATE FORM

  Our records indicate that none of the shares in this account are represented by stock certificates. Therefore, the area below has been intentionally left blank. Please proceed to Section 3 to make your election choice.

3000900011100002501356000000001722520018

3.     ELECTION CHOICES: Choose ONE of the following options (A, B, or C). See Instruction 1. Your election choice may be subject to proration—see the joint proxy statement-prospectus.

A.	☐	Mark this box to elect STOCK consideration for ALL of your Sears shares (0.5 of a share of Sears Holding Corporation).
OR
B.	☐	Mark this box to elect CASH consideration for ALL of your Sears shares ($50.00 in cash for each Sears share).
OR
C.	☐	Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.
	Full Shares		Fractional Shares
STOCK Consideration:	☐☐☐☐☐☐☐☐	.	☐☐☐☐
CASH Consideration:	☐☐☐☐☐☐☐☐	..	☐☐☐☐
4.	☐	Mark this box if you have a special issuance and payment or special delivery instructions, and complete the appropriate box on the reverse side of this Election Form.
000000000148	Exchange Agent Account #:
[Name]
[Address]	Signature of Owner	Date

	Signature of Co-owner, if any	Date
All registered owners, as shown on the left, must sign

By signing this form above, you agree to the terms and conditions set forth on the reverse side and you hereby withdraw any previously submitted notice of dissent and waive any dissenter's rights with respect to the shares listed above.

Sears, Roebuck and Co. Common Stock Election Form
Please refer to the enclosed instructions and the joint proxy statement-prospectus for an explanation of the terms of the election.
This election expires at 5 p.m. New York City Time on March XX, 2005.

1.     HOLDINGS

A.	Number of shares of Sears Common Stock ("Sears shares") you hold in certificate form:	2,000.0000
B.	Number of Sears shares you hold in book-entry form:	0.0000
C.	Total number of Sears shares you own in this account:	2,000.0000

2.     SURRENDERING SHARES YOU HOLD IN CERTIFICATE FORM

  Our records indicate that this account includes more than five certificates. Please use this section to specify the certificate(s) you wish to tender. If you need a list of your stock certificates, please call us at the number listed on the back of this form. If you need more space to list your certificates, please continue on a separate sheet.

A.
Use this column to list the certificate number(s) of Sears stock certificate(s) you own.

B.
Use this column to indicate the number of Sears shares represented by each stock certificate.

C.
Mark the box(es) corresponding with the certificate number(s) you are enclosing to surrender.

D.
If some or all of the certificates you wish to surrender have been lost, stolen or destroyed, read "Instructions Regarding Missing Certificates" and complete Box A on the reverse side, and mark the Box(es) under Column D below to indicate which certificates are lost. Please remember to include a check or money order made payable to EquiServe as described under "Instructions Regarding Missing Certificates."

A. Certificate Number(s)	B. Shares	C. I wish to surrender and have enclosed this certificate	D. I wish to surrender this certificate, but I am unable to locate it.

3000900011100002943029900000020000000916

3.     ELECTION CHOICES: Choose ONE of the following options (A, B, or C). See Instruction 1. Your election choice may be subject to proration—see the joint proxy statement-prospectus.

A.	☐	Mark this box to elect STOCK consideration for ALL of your Sears shares (0.5 of a share of Sears Holding Corporation).
OR
B.	☐	Mark this box to elect CASH consideration for ALL of your Sears shares ($50.00 in cash for each Sears share).
OR
C.	☐	Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.
	Full Shares		Fractional Shares
STOCK Consideration:	☐☐☐☐☐☐☐☐	.	☐☐☐☐
CASH Consideration:	☐☐☐☐☐☐☐☐	..	☐☐☐☐
4.	☐	Mark this box if you have special issuance and payment or special delivery instructions, and complete the appropriate box on the reverse side of this Election Form.
000000000154 [Name] [Address]	Exchange Agent Account #:
	Signature of Owner	Date

	Signature of Co-owner, if any	Date
All registered owners, as shown on the left, must sign

By signing this form above, you agree to the terms and conditions set forth on the reverse side and you hereby withdraw any previously submitted notice of dissent and waive any dissenter's rights with respect to the shares listed above.

Mailing and Delivery Instructions:

        If you decide to participate in the Election and your shares of Sears, Roebuck and Co. Common Stock are held in certificate form, you must return the Sears share certificate(s) with your completed and signed Election Form and any other required documents to the Exchange Agent at one of the addresses below. Your properly completed election must be received prior to the Election Deadline. We have enclosed a pre-addressed envelope for your convenience.

By Mail:	By Overnight Delivery:	By Hand:
EquiServe Kmart/Sears Transaction Corporate Actions P. O. Box 43092 Providence, RI 02940-3092	EquiServe Kmart/Sears Transaction Corporate Actions 66 Brooks Drive Braintree, MA 02184	EquiServe Window Kmart/Sears Transaction Corporate Actions 17 Battery Park Place, 11th Floor New York, NY 10004

        Delivery shall be effected, and risk of loss and title to any Sears share certificate(s) shall pass, only upon proper delivery of this Election Form and any Sears share certificate(s). Delivery of this Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.

For Information About the Election:

        If you have additional questions, you may contact D.F. King & Co., the Information Agent, by telephone at 1-800-549-6650 (1-212-269-5550 outside the U.S. and Canada), or by mail at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005.

By signing the front of this Election Form, I represent and warrant as follows:

        (1)   I have full power and authority to surrender the Sears shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my Sears shares.

        (2)   I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with any Sears stock certificate(s) and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Sears shares will be determined by the Exchange Agent or Sears Holdings.

        (3)   I understand that, pending the completion of the Sears Merger, I may not and shall not sell or otherwise transfer the Sears shares subject to this Election Form unless the merger agreement is terminated or I properly revoke this election prior to the election deadline.

        (4)   I acknowledge that, until I properly surrender the Sears certificate(s) for the Sears shares to which this Election Form relates or properly transfer such Sears shares in book-entry form, I will not receive any consideration issuable or payable as a result of the Sears Merger. I further understand that no interest will be payable with respect to any cash to be paid pursuant to the Sears Merger or with respect to dividends or distributions payable or surrender of any Sears shares. Delivery of Sears certificate(s) will be effected, and risk of loss and title to the Sears certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses shown above.

Box A

Instructions Regarding Missing Certificates:

        By checking the lost certificate box(es) and signing on the front of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the "Lost Securities"); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner's rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For EquiServe Accounts for the purpose of inducing the issuance of new or replacement Securities ("Replacement Securities") (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for EquiServe Accounts may be delivered to and made part of this SAFECO Bond No. 5926165.

        The Owner(s) hereby agree(s) in consideration of the issuance of (1) such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds therefrom, and (2) the assumption by SAFECO of liability therefor under the Safeco Blanket Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless SAFECO, EquiServe Trust Company, N.A. and EquiServe, Inc. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, costs and damages to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner's requested action herein (or any other action arising out of or relating to the Replacement or Lost Securities), or SAFECO's assumption of liability under its blanket bond described above.

LOST CERTIFICATE PREMIUM CALCULATION	Shares Lost	×	$1.50 Bond Premium per Share	=	Total Premium Due (MINIMUM $20.00)	+ $50.00 Processing Fee =	Total Check Amount (MINIMUM $70.00)

        Multiply the number of shares lost by the SAFECO Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 13 or fewer shares, there is a minimum premium of $20.00. The premium is only valid until the expiration of the election period. There is also a processing fee of $50.00. If you have Lost Securities valued at $50,000 or more, or if the Lost Securities are part of an estate or trust, please call EquiServe for additional instructions. PLEASE MAKE YOUR CHECK OR MONEY ORDER PAYABLE TO "EQUISERVE" FOR THE TOTAL AMOUNT (TOTAL BOND PREMIUM PLUS PROCESSING FEE) AND ENCLOSE WITH THIS AFFIDAVIT. EquiServe will forward the Bond premium to SAFECO. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

Box B Special Issuance and Payment Instructions:	Box C Special Delivery Instructions:
(to be completed ONLY if the merger consideration is to be issued in the name of someone other than that shown on the front of this Election Form)	(to be completed ONLY if the merger consideration is to be mailed to the undersigned at an address other than that shown on the front of this Election Form)
Issue ☐ check and/or ☐ Holdings Shares to:	Mail ☐ check and/or ☐ Holdings Shares to:
Name:	Name:
Address:	Address:
(If you complete this box, you will need a signature guarantee by an eligible institution, see Instruction 4 and 6 of the enclosed General Instructions)

(check this box if this is permanent change of address ☐)
(If you complete this box, you will need a signature guarantee by an eligible institution, see Instruction 4 or 7 of the enclosed General Instructions)
If you complete Box B or Box C, please sign below:
Signature	MEDALLION SIGNATURE GUARANTEE
Signature of Co-Owner, if Any	(Stamp Here)

To the Holders of Sears, Roebuck and Co. Common Stock:

        Sears, Roebuck and Co. and Kmart Holding Corporation have entered into a merger agreement that will combine Sears and Kmart into a major retail company named Sears Holdings Corporation. In the proposed business combination, Sears will merge with a wholly-owned subsidiary of Sears Holdings (the "Sears Merger") and Kmart will merge with a separate wholly-owned subsidiary of Sears Holdings. In the Sears Merger, each Sears share will be converted into the right to receive either (1) $50.00 in cash or (2) 0.5 of a Sears Holdings share, in each case subject to proration as described below. We are pleased to offer Sears stockholders the opportunity to indicate whether they prefer to receive the cash consideration or the share consideration, or some combination thereof, in exchange for their Sears shares (subject to proration as described below). This election will be effective only upon the completion of the Sears Merger, which is subject to the satisfaction of a number of conditions, including the adoption of the merger agreement by Sears stockholders. A complete description of the merger agreement and of the election and proration procedures is included in the joint proxy statement-prospectus of Sears and Kmart that was mailed under separate cover to Sears stockholders on or about [    ], 2005. You should read the joint proxy statement-prospectus carefully and in its entirety.

        Enclosed is an Election Form that you must complete, sign and return to Equiserve, the Exchange Agent, in order to make an election. If you hold Sears shares that are represented by Sears stock certificate(s), you must also include such Sears stock certificate(s) with the Election Form or execute a notice of guaranteed delivery substantially in the form of the enclosed. If you hold your Sears shares in book-entry form, you only need to return the Election Form. Please use the enclosed envelope to return your Election Form and related documents to the Exchange Agent. FOR YOUR ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE YOUR ELECTION FORM AND OTHER REQUIRED DOCUMENTS (INCLUDING YOUR SEARS STOCK CERTIFICATE(S), IF APPLICABLE) AT ONE OF THE ADDRESSES ON THE ELECTION FORM NO LATER THAN 5:00 P.M., EASTERN TIME, ON [    ], 2005, THE DAY OF THE SPECIAL MEETING OF SEARS STOCKHOLDERS CALLED TO ADOPT THE MERGER AGREEMENT. HOWEVER, IF THE CLOSING OF THE SEARS MERGER WILL OCCUR MORE THAN FOUR BUSINESS DAYS AFTER THE SPECIAL MEETING, THE ELECTION DEADLINE WILL BE EXTENDED UNTIL TWO BUSINESS DAYS BEFORE THE CLOSING DATE, AND WE WILL MAKE A PUBLIC ANNOUNCEMENT OF SUCH EXTENSION. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS. IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE ELECTION FORM OR THE JOINT PROXY STATEMENT-PROSPECTUS, PLEASE CALL D.F. KING & CO., THE INFORMATION AGENT, AT (800) 549-6650 (TOLL FREE) OR (212)-269-5550 (OUTSIDE THE U.S. AND CANADA).

        If you do not make an election by the Election Deadline you will have no control over the type of consideration that you will receive and your Sears shares may be exchanged for the cash consideration, the share consideration or a combination, depending on the elections of the other Sears stockholders, consistent with the proration procedures described below and more fully in the joint proxy statement-prospectus. As soon as possible after the Election Deadline, the elections made by Sears stockholders will be adjusted to ensure that, in the aggregate, 45% of the Sears shares are converted into the cash consideration and 55% of the Sears shares are converted into the share consideration. If holders of more than 45% of the Sears shares elect to receive the cash consideration, the cash consideration will be provided in exchange for those Sears shares the holders of which elected the cash consideration on a pro rata basis for an aggregate of 45% of the Sears shares, and all the remaining Sears shares will be exchanged for the share consideration. If holders of more than 55% of the Sears shares elect the share consideration, the share consideration will be provided in exchange for those Sears shares the holders of which elected the share consideration on a pro rata basis for an aggregate of 55% of the Sears shares, and all the remaining Sears shares will be exchanged for the cash consideration.

        Your submission of an Election Form does NOT constitute a vote on the Sears Merger. You may submit an Election Form even if you have voted against the Sears Merger. In order to vote your Sears shares, you must sign, date and return the proxy card included with the joint proxy statement-prospectus or vote in person at the special meeting of Sears stockholders described in the joint proxy statement-prospectus.

Very truly yours,
SEARS, ROEBUCK AND CO.

GENERAL INSTRUCTIONS
(Please carefully read the instructions below.)

1.     Execution and Delivery of Election Form

        If you want to make an election to receive cash consideration or share consideration for all or a portion of your Sears shares, the Election Form must be completed, dated, signed and mailed, or hand delivered, to the Exchange Agent, Equiserve, at one of the addresses set forth on the Election Form. If you hold Sears shares that are represented by Sears stock certificate(s), the Election Form must be accompanied by the Sears stock certificate(s) representing the Sears shares for which you have made an election or a guarantee of delivery of those Sears shares substantially in the form of the enclosed Notice of Guaranteed Delivery. If you hold Sears shares in book-entry form, you need only return the Election Form. DO NOT SEND SEARS STOCK CERTIFICATES TO SEARS HOLDINGS, SEARS OR KMART. The method of delivering the Election Form and the other required documentation, including the Sears stock certificate(s), if applicable, is at your option and risk. If mailing is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the Exchange Agent is enclosed for your convenience.

        The deadline for receipt of the Election Form and other required documentation is 5:00 p.m., New York City time on [    ], 2005 (which, taking into account any change as described in the next sentence, we refer to as the Election Deadline), the day of the special meeting of Sears stockholders called to adopt the merger agreement. However, if the closing of the Sears Merger will occur more than four business days after the special meeting, this deadline will be extended until two business days before the closing date. Sears and Kmart will announce the expected closing date by press release at least five business days before the closing date. If you surrender your Sears shares to make an election, you will not be able to sell those Sears shares pending the completion of the Sears Merger, unless your election is properly revoked prior to the Election Deadline or the merger agreement is terminated. All elections will automatically be deemed to be revoked in the event the merger agreement is terminated.

        Item 1 of the Election Form includes information regarding

  •
  the number of Sears shares that you hold that are represented by Sears stock certificate(s),

  •
  the number of Sears shares that you hold in book-entry form, and

  •
  the total number of Sears shares that you hold,

in each case, in the registered account specified in the lower left of the Election Form according to the records of Sears' transfer agent. If your share information has changed from that indicated on the Election Form, please cross out the old information on the Election Form and write the updated information beside it.

        Item 2 of the Election Form includes the following information for all Sears shares that you hold that are represented by a Sears stock certificate

  •
  in column A, the certificate number of each Sears stock certificate, and

  •
  in column B, the number of Sears shares that each such Sears stock certificate represents.

If you hold your Sears shares in book-entry form, Item 2 should be blank. In the other columns of Item 2 of the Election Form, you should

  •
  mark the box in column C, if you are exchanging and have enclosed the Sears stock certificate described in the corresponding row of columns A and B, or

  •
  mark the box in column D, if you wish to exchange the Sears stock certificate described in the corresponding row of columns A and B but are unable to locate it.

For each such Sears stock certificate described in columns A and B of Item 2 of the Election Form, you should mark a box in the corresponding row of either column C or column D of Item 2, but not both. If you mark column D with respect to any Sears stock certificate(s), please follow Instruction 10 below regarding lost certificates with respect to such Sears stock certificate(s). If all of your Sears shares are held in book-entry form or you have completed a notice of guaranteed delivery, please leave Item 2 blank.

        In Item 3 of the Election Form, you should

  •
  mark line A if you wish to elect the share consideration for all of the Sears shares identified under Item 1 of the Election Form,

  •
  mark line B if you wish to elect the cash consideration for all of the Sears shares identified under Item 1 of the Election Form, or

  •
  mark line C if you wish to receive a combination of share consideration and cash consideration.

If you mark line C of Item 3 of the Election Form and wish to receive a combination of share consideration and cash consideration, please also print the number of Sears shares with respect to which you wish to receive share consideration and the number of Sears shares with respect to which you wish to receive cash consideration in the space indicated under Item 3 of the Election Form. The total number of Sears shares for which you elect to receive a combination of share consideration and cash consideration may not exceed the number of Sears shares printed on line C of Item 1 of the Election Form. You should mark a box in only one line of Item 3 of the Election Form. In each case, the election that you make in Item 3 of the Election Form is subject to proration as described in the joint proxy statement-prospectus.

        Unless you call Equiserve and request share consideration in the form of Sears Holdings stock certificate(s), your share consideration (if any) will be in the form of a Sears Holdings book-entry account. If you wish to have the share consideration (whether in the form of Sears Holdings stock certificate(s) or a book-entry account) or a check for any cash to be paid issued other than in the exact name(s) of the registered holder(s) of the surrendered Sears shares (for example, if the Sears shares have been transferred or assigned and the transfer has not been registered on the books of Sears' transfer agent) or if you wish to have the share consideration (in the form of Sears Holdings stock certificate(s)) or a check for any cash to be paid to be delivered to the registered holder(s) of the Sears shares at an address other than as indicated on the Election Form, please mark Item 4 on the enclosed Election Form and complete Box B or Box C, as appropriate, on the reverse side of the Election Form. You will also need to follow Instruction 4, Instruction 6 or Instruction 7 below. You should not mark Item 4 if the share consideration (whether in the form of Sears Holdings stock certificate(s) or a book-entry account) or a check for any cash to be paid is to be issued in the exact name(s) of the registered holder(s) of the Sears shares and such certificate(s) and check(s) are to be delivered to the address(es) appearing on the Election Form.

        The Exchange Agent and Sears Holdings reserve the right to deem that you have not made any election if:

  •
  no election choice is indicated in Item 3 of the Election Form;

  •
  more than one election choice is indicated in Item 3 of the Election Form;

  •
  you fail to follow the instructions on the Election Form (including failure to submit your Sears stock certificate(s) or a notice of guaranteed delivery) or otherwise fail to properly make an election;

  •
  a completed Election Form (including submission of your Sears stock certificate(s) or a notice of guaranteed delivery) is not actually received by the Exchange Agent prior to the Election Deadline; or

  •
  you return the Election Form with a notice of guaranteed delivery but do not deliver the Sears stock certificate(s) representing the shares in respect of which an election is being made within the time frame specified in the notice of guaranteed delivery.

        Notwithstanding anything to the contrary in the Election Form, the Exchange Agent and Sears Holdings reserve the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.

2.     Signatures

        The Election Form must be signed by or on behalf of the registered holder(s) of the Sears shares indicated thereon. If the Sears shares are registered in the names of two or more persons, all such persons must sign. The signatures on the Election Form must correspond exactly with the name(s) of the registered account as printed on the Election Form, unless the Sears shares have been assigned or otherwise transferred by such registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last assignee or other transferee in accordance with Instruction 4 below. If the Sears shares indicated on the Election Form are registered in different forms of the name of any person signing the Election Form (e.g., "John Smith" on one Sears share and "J. Smith" on another), it is only necessary that the Election Form be signed in the registered name(s) on the account as indicated in the lower left of the Election Form. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such and follow Instruction 5 below.

3.     Issuance of Share Consideration or Payment of Cash in Same Name

        If the Sears Holdings stock certificate(s) representing share consideration or a check for any cash to be paid are to be issued in the exact name(s) of the registered holder(s) of the surrendered Sears shares and such certificate(s) and check(s) are to be delivered to address(es) appearing on the Election Form, then such Sears stock certificate(s) representing such surrendered shares need not be endorsed and no guarantee of the signature(s) on the Election Form is required. For a correction of name or for a change in name that does not involve a change in ownership, you must follow Instruction 7 below.

4.     Issuance of Share Consideration or Payment of Cash in Different Names

        If the Sears Holdings stock representing share consideration or a check for any cash to be paid is to be issued other than in the exact name(s) of the registered names on the account as indicated in the lower left of the Election Form (for example, if the Sears shares have been transferred or assigned and the transfer has not been registered on the books of Sears), you must mark Item 4 on the enclosed Election Form, provide the information in Box B on the reverse side of the Election Form and comply with the following:

          (a)    Endorsement and Guarantee.    If the Sears shares are represented by Sears stock certificate(s), the Sears stock certificate(s) surrendered must be properly endorsed, or accompanied by appropriate stock powers properly executed, by the registered holder(s) of such Sears stock certificate(s) to the person(s) who are to receive the certificate representing share consideration or a check for any cash to be paid. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond exactly with the name(s) written upon the face of such Sears stock certificate(s), without alteration, enlargement or any change whatsoever, and must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. The signature of a notary public is not sufficient for these purposes.

          (b)    Transferee's Signature.    The enclosed Election Form must be signed by the assignee(s) or other transferee(s) of the Sears shares indicated thereon, or his, her or its agent, and should not be signed by the assignor or other transferor. The signature of such assignee(s) or other transferee(s) must be guaranteed as provided in Instruction 4(a) above.

          (c)    Transfer Taxes.    Satisfactory evidence of the payment of all applicable stock transfer taxes (whether imposed on such registered holder(s) or such other person) payable on account of the transfer or assignment to such other person of such Sears shares (or satisfactory evidence that such tax is not applicable) must be received by the Exchange Agent prior to the delivery of share consideration or a check for any cash to be paid.

        You should consult your own tax advisor as to possible tax consequences resulting from the issuance of the Sears Holdings stock shares or a check for any cash to be paid in a name other than that of the registered holder(s) of the surrendered Sears shares.

5.     Supporting Evidence of Authority

        In case the Election Form is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with the Election Form documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

6.     Special Instructions for Delivery by the Exchange Agent

        Any Sears Holdings stock certificate(s) representing share consideration and/or any check for any cash to be paid will be mailed to the address(es) of the registered holder(s), as indicated on the Election Form. If you wish the Sears Holdings stock certificate(s) representing share consideration and/or a check for any cash to be paid to be delivered to the registered holder(s) at an address other than as indicated on the Election Form, you must mark Item 4 on the Election Form and complete Box C on the reverse side of the Election Form. Please note that the appropriate signature(s) must be guaranteed as provided in Instruction 4(a) above and that the signature of a notary public is not sufficient for this purpose. Your address of record will not be affected by completing Box C on the reverse side of the Election Form.

7.     Correction of or Change in Name

        For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., "Mary Doe, now by marriage Mary Jones" and (b) for a correction in name, the Election Form should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." In each such case, the signature on the Election Form must be guaranteed as provided in Instruction 4(a) above. The signature of a notary public is not sufficient for this purpose.

8.     Substitute Form W-9

        If the registered account does not have an accurate or updated taxpayer identification number ("TIN"), we have enclosed a Substitute Form W-9 with the Election Form. If we did not include a Substitute Form W-9, you need take no further action to certify the TIN for the registered account. Under U.S. federal income tax law, any person submitting this Election Form who has not previously certified the TIN relating to the registered account must provide to the Exchange Agent and Sears Holdings his, her or its correct TIN, and certify that such TIN is true, correct and complete, on the enclosed Substitute Form W-9. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service ("IRS") and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting the Election Form. The TIN for an individual is generally his or her Social Security number.

        Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual's foreign status. Such form can be obtained from the Exchange Agent.

        The signature and date endorsed on Substitute Form W-9 will serve to certify that the TIN and withholding information provided in your Election Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

9.     Improper Surrender

        The Exchange Agent and Sears Holdings have the discretion to determine whether an Election Form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in any Election Form. The Exchange Agent or Sears Holdings may request from persons making an election such additional documents as the Exchange Agent or Sears Holdings deems appropriate to cure any defect or irregularity. The good faith decision of the Exchange Agent or Sears Holdings in such matters shall be conclusive and binding. The Exchange Agent and Sears Holdings do not have any duty to give notification of defects in any Election Form.

10.   Lost Certificates

        If any Sears stock certificate has been lost or stolen, please see the information under "Information Regarding Missing Certificates" on the reverse side of the Election Form. All inquiries with respect to replacement of any lost Sears stock certificate(s) should be made to the Exchange Agent at 1-800-732-7780.

11.   Effect on Assertion of Dissenters' Rights

        If you have previously submitted to Sears a notice of election to dissent and wish to preserve your dissenter's rights under New York Business Corporation Law §§ 623 and 910, do not submit an Election Form and your stock certificates or book-entry transfer. We will consider a properly executed and delivered Election Form to be a withdrawal of any previously submitted notice of election to dissent and a waiver of any dissenter's rights with respect to the shares submitted.

12.   No Fractional Interests

        No certificate representing a fraction of a share of Sears Holdings will be issued to any Sears stockholder. In lieu thereof, the Exchange Agent will remit on Sears Holdings' behalf cash, without interest, in an amount equal to the product obtained by multiplying the fractional share interest to which such stockholder would otherwise be entitled in accordance with the closing price on the Nasdaq National Market for a Kmart share on the last trading day immediately preceding the effective time of the Sears Merger.

13.   Miscellaneous

        The terms and conditions of the merger agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this Election Form.

14.   Inquiries

        If you have any questions about the Sears Merger, need assistance in voting your Sears shares or making elections or need additional copies of the proxy statement-prospectus, the proxy card, the Election Form or any related documentation, you should contact the Information Agent, D.F. King & Co., at (800) 549-6650 (toll free) or (212) 269-5550 (outside the U.S. and Canada).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account			Give the SOCIAL SECURITY number of:
1.	An individual's account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account		The owner(3)
For this type of account			Give the EMPLOYER IDENTIFICATION number of:

6.	A valid trust, estate, or pension trust		Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
7.	Corporate account		The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization account		The organization
9.	Partnership account		The partnership
10.	A broker or registered nominee		The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments		The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

How to Obtain a TIN

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding

        Payees exempt from backup withholding on all payments include the following:

  •
  An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or any of its agencies or instrumentalities.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  •
  An international organization or any of its agencies or instrumentalities.

        Other payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A foreign central bank of issue.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A real estate investment trust.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  A financial institution.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A trust exempt from tax under section 664 or described in section 4947.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

        Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

        Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

        Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

        (1)   Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)   Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)   Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1 Taxpayer Identification Number—Please provide your TIN in the box at right and certify by signing and dating below.	Social Security Number OR Employer Identification Number

Payer's Request for Taxpayer Identification Number ("TIN") and Certification	PART 2 Payees Exempt from Backup Withholding—Check the box if you are exempt from backup withholding. ☐

Name (please print) Street Address City, State and Zip Code	PART 3 Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

SIGNATURE	DATE

NOTE:	FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SURRENDERED SHARES. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

SEARS, ROEBUCK AND CO.

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your shares of common stock of Sears, Roebuck and Co. ("Sears"), as set forth in the Joint Proxy Statement-Prospectus dated [                ,             ] (the "Prospectus") and the accompanying Common Stock Election Form and the instructions thereto (collectively, the "Election Form"), if (1) your stock certificate(s) representing shares of Sears common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to EquiServe (the "Exchange Agent") prior to the Election Deadline (as defined in the Election Form). You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below and it must be received by the Exchange Agent on or before the Election Deadline. See "Mailing and Delivery Instructions" in the Election Form for further information.

TO: EQUISERVE, Exchange Agent

If delivered by Mail, to:	If delivered by Overnight Delivery:	If delivered by Hand:
EquiServe Kmart/Sears Transaction Corporate Actions P.O. Box 43092 Providence, RI 02940-3092	EquiServe Kmart/Sears Transaction Corporate Actions 66 Brooks Drive Braintree, MA 02184	EquiServe Window Kmart/Sears Transaction Corporate Actions 17 Battery Park Place 11th fl. New York, NY 10004
If by facsimile transmission:
(For eligible institutions only) (781) 380-3388
Facsimile confirmation number
(781) 843-1833 ext. 200

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Election Form is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in Box B or Box C of the Election Form.

Ladies and Gentlemen:

        I hereby acknowledge that if the shares of Sears common stock listed below are not delivered to the Exchange Agent by 5:00p.m. Eastern Time on the second NYSE trading day after the Election Deadline (as defined in the Election Form), the Exchange Agent may deem that I have not made an election with respect to such shares.

        I hereby tender to the Exchange Agent the shares of Sears common stock listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related Election Form, including the instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Prospectus, as follows:

Certificate No.	Number of Shares

The Book-Entry Transfer Facility Account Number (if the shares of Sears common stock will be delivered by book-entry transfer)	Sign Here
Account Number Number of Shares	Signature(s) Number and Street or P.O. Box
Dated: ,	City, State, Zip Code

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the Exchange Agent of certificates representing the shares of Sears common stock listed above, in proper form for transfer or delivery of such shares of Sears common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Election Form (or manually signed facsimile thereof) and any other required documents, no later than 5:00p.m. Eastern Time on the second NYSE trading day after the date hereof.

Firm Name (Print)
Authorized Signature
Address
City, State, Zip Code
Area Code and Telephone Number
Date	,

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE ELECTION FORM TO THE EXCHANGE AGENT
(UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

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